Exhibit 10.1

Non-Management Director Compensation Summary

Effective as of March 11, 2008, as described in detail below, our non-management directors (“Outside Directors”) will be compensated as follows through a combination of cash payments and equity grants:

1.               Cash Retainer.

Each director will receive $18,750 after each regularly scheduled quarterly Board meeting, and the Chair of the Audit Committee will receive an additional $3,750 at such time.  The quarterly cash retainer paid to a director leaving the Board will be pro-rated based on the number of days such director served on the Board between regularly scheduled meetings.

2.               Equity Grants for All Outside Directors.

In connection with his or her initial election to the Board, each director will be granted shares of restricted Staples common stock/restricted stock units with an aggregate value of $150,000(1) on the grant date.  Such shares will be granted on the second business day following a director’s initial election to the Board, will vest in full on the third anniversary of the grant date, and may be sold after vesting.

In addition, each director will receive the following equity grants on the second business day following the first regularly scheduled Board meeting of each fiscal year:

(a)          an option to purchase shares of Staples common stock with an aggregate present value of $112,500(2) on the grant date (such option will vest in full one year after the grant date and any exercised shares may be sold after vesting); and

(b)         shares of restricted Staples common stock/restricted stock units with an aggregate value of $112,500(3) on the grant date (such shares will vest in full one year after the grant date and may not be sold while the director is serving on the Board);

provided, that if a director is elected to the Board after the second business day following the first regularly scheduled Board meeting of a fiscal year, such equity grants will be granted on the second business day following the first regularly scheduled Board meeting that occurs after his or her election and such grants will be pro-rated based on the number of regularly scheduled meetings occurring on or after his or her election.

3.               Equity Grants for the Lead Director/Committee Chairpersons.

The Lead Director will be granted shares of restricted Staples common stock/ restricted stock units with an aggregate value of $40,000(3) on the second business day following the earlier of the last regularly scheduled Board meeting of the year or the Lead Director’s resignation or retirement from the Board, which grant will be pro-rated based on the number of regularly scheduled Board meetings at which the Lead Director served in such capacity. Each of the Chairpersons of the Audit, Compensation, and Nominating and Corporate Governance

Committees will be granted shares of restricted Staples common stock/ restricted stock units with an aggregate value of $32,000(3) on the second business day following the earlier of the last regularly scheduled Board meeting of the year or the Chairperson’s resignation or retirement from the Board, which grant will be pro-rated based on the number of regularly scheduled committee meetings at which such chair served in such capacity.  The chair of the Finance Committee will be granted shares of restricted Staples common stock/ restricted stock units with an aggregate value of $8,000(3) on the second business day following the earlier of the last regularly scheduled Board meeting of the year or the Chairperson’s resignation or retirement from the Board, which grant will be pro-rated based on the number of regularly scheduled committee meetings at which such chair served in such capacity.  Such shares will vest in full on the first anniversary of the grant date and may not be sold while a director is serving on the Board.

4.               Unvested Awards.

Unvested options and shares of restricted stock/restricted stock units are subject to accelerated vesting upon a director’s death, disability, retirement from the Board after reaching the Board’s mandatory retirement age of 72, or the occurrence of a change in control of Staples.  In such instances, the unvested award(s) will vest in full.  All unvested awards are otherwise forfeited upon termination of the director’s service on the Board.

Summary Table for Director Compensation

Event	Payment/Award	Vesting/Holding Requirement
One-Time Initial Election Award	$150,000(1) of restricted stock/units	Cliff vest 3 years after grant; may be sold upon vesting.
Quarterly Cash Retainer	$18,750 ($3,750 additional for Audit Committee Chair)	N/A
Annual Equity Retainer	$112,500(2) of options $112,500(3) of restricted stock/units	Vest after 1 year; may be sold upon vesting. Vest after 1 year; may be sold only after leaving board.
Lead Director	$40,000(3) of restricted stock /units annually	Vest after 1 year; may be sold only after leaving board.
Committee Chairperson	$32,000(3) of restricted stock/units annually ($8,000 Finance Committee Chair)	Vest after 1 year; may be sold only after leaving board.
Retirement after age 72	All unvested options and restricted stock/units vest in full.	N/A

(1) The number of restricted shares/units will be equal to the number arrived at by dividing $150,000 by the closing stock price on the grant date.

(2) The option will be for a number of shares equal to the number arrived at by dividing the present dollar value of the award by the binomial value and then taking such quotient and dividing it by the closing stock price on the grant date.  The exercise price of the option will be the closing stock price on the grant date.

(3) The number of restricted shares/units will be equal to the number arrived at by dividing the dollar value of the award by the closing stock price on the grant date.